SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K/A



                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported): July 19, 1994


                              COMSAT Corporation
            (Exact name of Registrant as specified in Charter)


  District of Columbia           1-4929             52-0781863
- ------------------------      -----------         --------------
(State or other juris-        (Commission         (IRS Employer
diction of incorporation)     File Number)        Identification
                                                  Number)


 6560 Rock Spring Drive,    Bethesda, MD              20817
 ----------------------------------------            --------
 (Address of principal executive offices)            Zip Code


Registrant's telephone number, including area code   (301) 214-3000


                               Not applicable
       ------------------------------------------------------------
      (Former name or former address, if changed since last report)

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Item 7.  Financial Statements and Exhibits

     (c) Exhibits (listed according to the number assigned in Item 601 of Regulation S-K).

Exhibit No.              Description

   20(a)            Supplemental Quarterly Income Statements for
                    1993 and first and second quarters 1994 as restated for a merger accounted for as a pooling of interests. Information distributed on July 19, 1994.

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                                SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              COMSAT Corporation




                         By:   /s/ Allen E. Flower
                              ----------------------------
                              Allen E. Flower
                              Controller


Date: August 22, 1994

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
                                COMSAT CORPORATION
                    CONSOLIDATED INCOME STATEMENTS (UNAUDITED)
                     (In millions except per share amounts)



                                                      1993                              1994
                                   ------------------------------------------     ---------------
                                   QTR 1    QTR 2    QTR 3    QTR 4     TOTAL      QTR 1    QTR 2
                                   ------------------------------------------     ---------------
REVENUES                           $194.7   $185.8   $179.3   $194.5   $754.3     $200.5   $207.9
                                   ------   ------   ------   ------   ------     ------   ------
OPERATING EXPENSES:
  Cost of Services                  110.4    100.8     94.7    117.6    423.5      114.7    112.6
  Depreciation and Amortization      34.6     34.7     34.9     37.9    142.1       40.3     40.0
  Research and Development            3.7      3.6      4.0      4.0     15.3        3.3      3.7
  General and Administrative          5.2      5.3      5.7      5.6     21.8        5.3      5.4
  Merger and Integration Costs          -        -        -        -        -          -      4.3
                                   ------   ------   ------   ------   ------     ------   ------

Total Operating Expenses            153.9    144.4    139.3    165.1    602.7      163.6    166.0
                                   ------   ------   ------   ------   ------     ------   ------
OPERATING INCOME                     40.8     41.4     40.0     29.4    151.6       36.9     41.9

OTHER INCOME (EXPENSE), NET          (1.1)     2.5      3.3      3.6      8.3        1.1      0.1
INTEREST INCOME                       0.2      0.6      0.2      0.4      1.4        0.2      0.3
INTEREST COST                       (12.1)   (12.1)   (11.4)   (10.2)   (45.8)     (11.9)   (11.1)
INTEREST CAPITALIZED                  5.1      5.5      6.0      5.6     22.2        5.7      6.1
                                   ------   ------   ------   ------   ------     ------   ------
INCOME BEFORE TAXES AND CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE        32.9     37.9     38.1     28.8    137.7       32.0     37.3

INCOME TAX EXPENSE                  (12.4)   (14.8)   (18.7)    (9.3)   (55.2)     (11.8)   (15.7)
                                   ------   ------   ------   ------   ------     ------   ------
INCOME BEFORE CUMULATIVE EFFECT
  OF ACCOUNTING CHANGE               20.5     23.1     19.4     19.5     82.5       20.2     21.6

CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE FOR INCOME TAXES             1.9        -        -        -      1.9          -        -
                                   ------   ------   ------   ------   ------     ------   ------
NET INCOME                         $ 22.4   $ 23.1   $ 19.4   $ 19.5   $ 84.4     $ 20.2   $ 21.6
                                   ======   ======   ======   ======   ======     ======   ======

EARNINGS PER SHARE:

Before cumulative effect of
  accounting change                $ 0.44   $ 0.49   $ 0.41   $ 0.41   $ 1.75     $ 0.43   $ 0.46
Cumulative effect of accounting      0.04        -        -        -     0.04          -        -
                                   ------   ------   ------   ------   ------     ------   ------
Net Income                         $ 0.48   $ 0.49   $ 0.41   $ 0.41   $ 1.79     $ 0.43   $ 0.46
                                   ======   ======   ======   ======   ======     ======   ======
AVERAGE SHARES                       46.9     47.2     47.1     47.2     47.1       47.2     47.2


Notes:
(1) In June 1994, the corporation consummated a merger with Radiation Systems, Inc. (RSi). The merger has been treated as a "pooling of interests" for accounting purposes. Accordingly, these financial statements have been retroactively restated for all periods to include RSi.

(2) Revenues include business interruption insurance income of $0.9 million, $1.3 million and $0.8 million in the first, second and third quarters of 1993, respectively, and $4.8 million in the second quarter of 1994.

(3) Income tax expense for the third quarter of 1993 includes a charge of $3.0 million ($0.06 per share) to adjust prior years' deferred tax assets and liabilities for an increase in the Federal income tax rate from 34% to 35%.

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